EXHIBIT 99.2

NetManage to Report First Quarter 2007 Results Monday, May 14, 2007

Conference Call to Discuss the Results Will be at 1:30 p.m. PT (4:30 p.m. ET)

CUPERTINO, Calif., April 23, 2007 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a leading software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, will announce the Company's first quarter 2007 financial results on Monday, May 14, 2007.

The earnings announcement and conference call will be held later than normal to allow the Company time to complete an analysis and review as required by newly applicable Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109 (FIN 48) which clarifies the accounting for uncertainty in tax positions.

The Company previously announced in late January that it had entered into discussions regarding a strategic alternative transaction. These discussions have been suspended. NetManage's Board of directors and management continue to evaluate all strategic alternatives for the Company, however, NetManage will not comment on such discussions going forward except as required by applicable law.

Zvi Alon, chairman, president and chief executive officer will host a conference call at 1:30 p.m. Pacific Time, 4:30 p.m. Eastern Time, on May 14, 2007 to discuss the Company's financial results. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 866-463-5401 and entering pass code 578612#. A playback of the conference call will be available on the NetManage investor relations Web site. A playback of the conference call will also be available until May 20, 2007 by dialing 866-439-4554 and entering the pass code 326208#.

About NetManage

NetManage, Inc. (Nasdaq:NETM) is a software company that provides solutions for integrating, Web enabling and accessing enterprise information systems. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit http://www.netmanage.com.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

NetManage, the NetManage logo, the lizard-in-the-box logo, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Chameleon and Chameleon design, are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

CONTACT:  NetManage, Inc.
          Jeanne Buffa
          (408) 342-7655

          The Blueshirt Group
          Investor Contacts:
          Brinlea Johnson
            brinlea@blueshirtgroup.com
          Alex Wellins
            alex@blueshirtgroup.com
          (415) 217-7722